Exhibit 4.32

Execution Version

SUPPLEMENTAL INDENTURE

dated as of October 18, 2024

among

AUNA S.A.,

as Issuer

The GUARANTORS party hereto,

and

CITIBANK, N.A.,

as Trustee, Paying Agent, Registrar and Transfer Agent

10.000% Senior Secured Notes due 2029

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of October 18, 2024, among AUNA S.A., a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B267590 (the “Issuer”), the guarantors listed in Schedule 1 hereto (each individually, together with its successors, a “Guarantor”, and collectively, the “Guarantors”) and CITIBANK, N.A., not in its individual capacity but solely as trustee (the “Trustee”), Registrar, Transfer Agent and Paying Agent.

RECITALS

WHEREAS, the Issuer, the Guarantors and Citibank, N.A., not in its individual capacity but solely as trustee, registrar, transfer agent and paying agent, entered into the indenture, dated as of December 18, 2023 (the “Indenture”), relating to the Issuer’s 10.000% Senior Secured Notes Due 2029 (the “Notes”);

WHEREAS, pursuant to Section 9.2 of the Indenture, the Issuer desires to amend the Indenture to cure an ambiguity, omission, defect or inconsistency in a manner that is not adverse to the interests of the Holders of the Notes; and

WHEREAS, each of the conditions in the Indenture necessary to give effect to the amendments set forth herein have been satisfied.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The definition of “Permitted Collateral Liens” under the Indenture is hereby amended and restated to read, in its entirety, as follows:

“Permitted Collateral Liens” means, (i) Permitted Liens described in clauses (2), (3), (5), (6), (7), (8), (10), (13) and (15) of the definition thereof and (ii) Liens on the Collateral securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Secured Obligations.

Section 3. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. Section 12.8 (Waiver of Jury Trial) and Section 12.9 (Submission to Jurisdiction; Waivers; Prescription) of the Indenture shall apply mutatis mutandis to this Supplemental Indenture as if set out herein.

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Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the recitals contained herein, and assumes no responsibility for their correctness. In the performance of its obligations hereunder, the Trustee in each of its capacities hereunder shall be provided with any rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AUNA S.A.
as Issuer

By:	/s/ Mauricio Balbi Bustamante
	Name:	Mauricio Balbi Bustamante
	Title:	Authorized Signatory

AUNA SALUD S.A.C.
CLÍNICA BELLAVISTA S.A.C.
CLÍNICA MIRAFLORES S.A.
CLÍNICA VALLESUR S.A.
GSP INVERSIONES S.A.C.
GSP SERVICIOS COMERCIALES S.A.C.
GSP SERVICIOS GENERALES S.A.C.
GSP TRUJILLO S.A.C.
LABORATORIO CLÍNICO INMUNOLÓGICO
CANTELLA S.A.C.
MEDICSER S.A.C.
ONCOCENTER PERÚ S.A.C.
ONCOSALUD S.A.C.
RYR PATÓLOGOS ASOCIADOS S.A.C.
SERVIMÉDICOS S.A.C.
as Guarantors

By:	/s/ Mauricio Balbi Bustamante
Name: Mauricio Balbi Bustamante
Title: Authorized Signatory

[Signature Page to Supplemental Indenture]

AUNA COLOMBIA S.A.S. as Guarantor

By:	/s/ Luis Gabriel Botero Ramírez
Name: Luis Gabriel Botero Ramírez
Title: Legal Representative

INSTITUTO DE CANCEROLOGÍA S.A.S. as Guarantor

By:	/s/ Luis Gabriel Botero Ramírez
Name: Luis Gabriel Botero Ramírez
Title: Legal Representative

PROMOTORA MÉDICA LÁS AMÉRICAS S.A. as Guarantor

By:	/s/ Luis Gabriel Botero Ramírez
Name: Luis Gabriel Botero Ramírez
Title: Legal Representative

LAS AMÉRICAS FARMA STORE S.A.S. as Guarantor

By:	/s/ Luis Gabriel Botero Ramírez
Name: Luis Gabriel Botero Ramírez
Title: Legal Representative

[Signature Page to Supplemental Indenture]

HOSPITAL Y CLÍNICA OCA, S.A. DE C.V.
as Guarantor

By:	/s/ Jesús Antonio Zamora León
Name: Jesús Antonio Zamora León
Title: Authorized Representative

DRJ INMUEBLES, S.A. DE C.V.
as Guarantor

By:	/s/ Jesús Antonio Zamora León
Name: Jesús Antonio Zamora León
Title: Authorized Representative

INMUEBLES JRD 2000, S.A. DE C.V.
as Guarantor

By:	/s/ Jesús Antonio Zamora León
Name: Jesús Antonio Zamora León
Title: Authorized Representative

TOVLEJA HG S.A. DE C.V.
as Guarantor

By:	/s/ Jesús Antonio Zamora León
Name: Jesús Antonio Zamora León
Title: Authorized Representative

GRUPO SALUD AUNA MÉXICO, S.A. DE C.V.
as Guarantor

By:	/s/ Jesús Antonio Zamora León
Name: Jesús Antonio Zamora León
Title: Authorized Representative

[Signature Page to Supplemental Indenture]

CITIBANK, N.A., not in its individual capacity but solely as Trustee, Registrar, Transfer Agent and Paying Agent

By:	/s/ Eva Waite
Name: Eva Waite
Title: Senior Trust Officer

[Signature Page to Supplemental Indenture]

Schedule 1

LIST OF GUARANTORS

Entity		Jurisdiction
1.	Auna Salud S.A.C.	Peru
2.	Clínica Bellavista S.A.C.	Peru
3.	Clínica Miraflores S.A.	Peru
4.	Clínica Vallesur S.A.	Peru
5.	GSP Inversiones S.A.C.	Peru
6.	GSP Servicios Comerciales S.A.C.	Peru
7.	GSP Servicios Generales S.A.C.	Peru
8.	GSP Trujillo S.A.C.	Peru
9.	Laboratorio Clínico Inmunológico Cantella S.A.C.	Peru
10.	Medicser S.A.C.	Peru
11.	Oncocenter Perú S.A.C.	Peru
12.	Oncosalud S.A.C.	Peru
13.	RyR Patólogos Asociados S.A.C.	Peru
14.	Servimédicos S.A.C.	Peru
15.	Auna Colombia S.A.S.	Colombia
16.	Instituto de Cancerología S.A.S.	Colombia
17.	Promotora Médica Las Américas S.A.	Colombia
18.	Las Américas Farma Store S.A.S.	Colombia
19.	Hospital y Clínica OCA, S.A. de C.V.	México
20.	DRJ Inmuebles, S.A. de C.V.	México
21.	Inmuebles JRD 2000, S.A. de C.V.	México
22.	Tovleja HG, S.A. de C.V.	México
23.	Grupo Salud Auna México, S.A. de C.V.	México